Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Enviva Partners, LP.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.

Dated: December 28, 2015

ENVIVA DEVELOPMENT HOLDINGS, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA HOLDINGS, LP

By Enviva Holdings GP, LLC, its general partner

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA HOLDINGS GP, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

R/C WOOD PELLET INVESTMENT PARTNERSHIP, L.P.

By Riverstone/Carlyle Renewable Energy Partners II, L.P., its general partner

By R/C Renewable Energy GP II, LLC, its general partner

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Authorized Person

[Joint Filing Agreement]

RIVERSTONE/CARLYLE RENEWABLE ENERGY PARTNERS II, L.P.

By R/C Renewable Energy GP II, LLC, its general partner

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Authorized Person

R/C RENEWABLE ENERGY GP II, LLC

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Authorized Person

[Joint Filing Agreement]